Exhibit 99.2

NOTICE OF FULL REDEMPTION

TO HOLDERS OF

3.625% EXCHANGEABLE SENIOR NOTES DUE 2027

ISSUED BY

EXTRA SPACE STORAGE LP

CUSIP Number: 30225VAA5

NOTICE IS HEREBY GIVEN pursuant to Section 3.02 of the Indenture, dated as of March 27, 2007 (the “Indenture”), among Extra Space Storage LP, as issuer (the “Company”), Extra Space Storage Inc., as guarantor (the “Guarantor”), and Wells Fargo Bank, N.A., as trustee and paying agent (the “Trustee” or “Paying Agent”), that the Company intends to redeem in full any and all of the Company’s 3.625% Exchangeable Senior Notes due 2027 (the “Notes”) outstanding on April 5, 2012 (the “Redemption Date”) at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”). As of February 29, 2012, there was outstanding $87,663,000 aggregate principal amount of the Notes. All capitalized terms used but not specifically defined in this Notice of Redemption shall have the meanings given to such terms in the Indenture and the Notes.

The Redemption Price will become due and payable on the Redemption Date, and unless the Company defaults in making payment of the Redemption Price, interest on the Notes will cease to accrue on and after the Redemption Date. Payment of the Redemption Price will be made on or after the Redemption Date upon presentation and surrender of the Notes to the Trustee, which will be acting as the Paying Agent, as follows:

Wells Fargo Bank, National Association

By registered mail or certified mail:	By regular mail or overnight courier:	By Hand:

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
MAC - N9303-121	MAC - N9303-121	Northstar East Building — 12 th floor
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
P.O. Box 1517	Sixth Street & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480-1517	Minneapolis, MN 55479	Minneapolis, MN 55402

Facsimile (eligible institutions only): (612) 667-6282

Telephone Inquiries:  (800) 344-5128

Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

Holders of the Notes have the right to exchange their Notes into the Guarantor’s common stock, par value $0.01 per share, subject to the terms, conditions and adjustments specified in the Indenture and the Notes; however, Notes may only be surrendered for exchange prior to 5:00 p.m., New York City time, on April 3, 2012, the second Business Day immediately prior to the Redemption Date. In addition, holders of record as of March 15, 2012 will not be entitled to the regularly scheduled April 1, 2012 interest payment if they surrender their Notes for exchange prior to 5:00 p.m., New York City time, on April 1, 2012. The Notes are currently exchangeable at an Exchange Price of approximately $23.20 per share and an Exchange Rate of approximately 43.1091 shares of the Guarantor’s common stock per $1,000 principal amount of Notes. The Company will not withhold any percentage of the Redemption Price under Section 1445 of the Internal Revenue Code of 1986, as amended, in connection with the exchange of any of the Notes.

Questions and requests for assistance may be directed to the Trustee and Paying Agent at the address above or at telephone number (800) 344-5128, or to Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121, Attn: Investor Relations, telephone number (801) 365-4600.

IMPORTANT NOTICE

The Paying Agent may be obligated to withhold a percentage of the payment of interest and principal on the Notes to a holder who has failed to certify that such holder is not subject to backup withholding. Holders of the Notes who wish to avoid the application of these provisions should submit either a completed Internal Revenue Service (IRS) Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate IRS Form W-8 (use only if the holder is neither a U.S. person nor a resident alien), when presenting the Notes for payment. See IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities. Publication 515 and IRS Forms W-9 and W-8 and instructions are available at www.irs.gov.

EXTRA SPACE STORAGE LP

		By:	Wells Fargo Bank, N.A., as Trustee and Paying Agent

Date:	March 1, 2012